UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 23, 2024

Primerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices, and Zip Code)

(770) 381-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 23, 2024, Gregory C. Pitts, Executive Vice President and Chief Operating Officer of Primerica, Inc. (the “Company”), informed the Company’s Chief Executive Officer of Mr. Pitts’ intention to retire on or about April 1, 2025. Mr. Pitts has been with the Company since 1985 and has served as Chief Operating Officer for over 14 years. Mr. Pitts will serve as an executive officer until December 31, 2024, will remain employed by the Company until his retirement, will provide transition support and work on special executive projects from October 1, 2024 until his retirement, and will cease serving as the Company’s principal operating officer effective October 1, 2024. As of January 1, 2025, the Company’s executive officers will consist of its Chief Executive Officer, President and Chief Financial Officer.

(c) On September 24, 2024, the Board of Directors (the “Board”) of the Company appointed Robert H. Peterman, Jr., age 59, as the Company’s Executive Vice President and Chief Operating Officer, reporting to the Company’s Chief Executive Officer, effective as of October 1, 2024. Mr. Peterman will serve as the Company’s principal operating officer in such role, effective October 1, 2024.

Mr. Peterman has served as Executive Vice President and Chief Distribution Officer of the Company since March 2023, as Executive Vice President and Chief Marketing Officer from June 2018 to March 2023 and as President of Primerica Distribution from December 2013 to June 2018, where he was responsible for recruiting, licensing, licensing education, field compensation, field equity, and decision support. In 2005, he became Executive Vice President and was given responsibility for the Company’s Grow the Sales Force initiative. He also served as Chief Executive Officer of Primerica’s New York Life Insurance Company from January 2017 to June 2018. Mr. Peterman joined the Company in October 1984 and has served in many varying roles throughout the business.

There are no arrangements or understandings between Mr. Peterman and any other persons pursuant to which he was appointed the Company’s principal operating officer. Mr. Peterman has no related party transactions with the Company that are reportable under Item 404(a) of Regulation S-K and has no family relationships with any director, executive officer or nominee for director or executive officer of the Company.

A copy of a press release dated September 24, 2024 announcing Mr. Pitts’ retirement and Mr. Peterman’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press Release dated September 24, 2024 – Primerica Names Robert H. Peterman, Jr. as Successor to Chief Operating Officer
104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2024	PRIMERICA, INC.

/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President and Chief Governance and Risk Officer